EXHIBIT 24.1
                                POWER OF ATTORNEY

      WHEREAS, the undersigned officers and directors of Center Bancorp, Inc. desire to authorize John J. Davis, Anthony C. Weagley and Alexander Bol to act as their attorneys-in-fact and agents, for the purpose of executing and filing the registrant's registration statement described below, including all amendments and supplements thereto,

      NOW, THEREFORE,

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Davis, Anthony C. Weagley, and Alexander Bol and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the registrant's Registration Statement on Form S-4 registering shares of the Common Stock of Center Bancorp, Inc. (the "Company") issuable pursuant to the Agreement and Plan of Merger (the "Agreement"), dated as of December 17, 2004 by and among Center Bancorp, Inc, Union Center National Bank and Red Oak Bank (and any amendments thereto or restatements thereof), including any and all amendments and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 27th day of January, 2005.

Signature                             Title
---------                             -----
/s/ Alexander A. Bol                Chairman of the Board
Alexander A. Bol

/s/ John J. Davis                   President; Chief Executive Officer; Director
John J. Davis

/s/ Hugo Barth, III                 Director
Hugo Barth, III

/s/ Brenda Curtis
Brenda Curtis                       Director

/s/ Donald G. Kein
Donald G. Kein                      Director

/s/ James J. Kennedy                Director
James J. Kennedy

/s/ Paul Lomakin, Jr.               Director
Paul Lomakin, Jr.

/s/ Eugene V. Malinowski            Director
Eugene V. Malinowski

/s/ Herbert Schiller                Director
Herbert Schiller

/s/ Norman F. Schroeder             Director
Norman F. Schroeder

/s/ William A. Thompson             Director
William A. Thompson

/s/ Anthony C. Weagley              Principal Accounting and Financial Officer
Anthony C. Weagley